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                                                                    EXHIBIT 99.1


                                                View Ford Motor Company Products

     Ford Credit: Your Full-Service Financing Company




     Before going with an automotive financing company, first check out its credentials. Good advice! Because they are not all equal. Ford Credit, with over 290 locations in 36 countries, is the largest company in the world dedicated to automotive financing. Ford Credit offers a complete range of financing products to personal consumers and companies, all available with one-stop shopping convenience at the dealership. And Ford Credit has garnered more J.D. Power and Associates awards for customer satisfaction than anyone else. No other financing company, bank or credit union has these credentials.




     When you buy a car or truck, you need all the options available. Some people buy their vehicles with the intention of owning them for several years, and financing lets them do that without having to pay the total cost all at once. No matter what your needs, Ford Credit has a plan that's right for you: A traditional monthly plan. A seasonal plan that lets you schedule payments to coincide with periods when most income is acquired. A balloon-note plan, too, if desired. And there are plans that meet unique situations and needs, such as the College Graduate Program.




     Lease your vehicle from Ford Credit and get the Red Carpet treatment. There are big advantages to going with a Ford Credit Red Carpet Lease. A low down payment. More vehicle for the money (versus conventional financing). No lease-end disposal fees. No trade-in hassles. Complimentary Emergency Roadside Assistance throughout the term of the lease. And what's more, you can choose the payment program that suits your needs: a Standard Red Carpet Lease Monthly Payment or Advance Payment, which offers you a reduction in your lease factor if you pay all your monthly payments up front.




     How important is convenience? Ford Credit has lots of answers. As a full-service company, Ford Credit offers a wide range of services that go well beyond the basic financing (buying and Red Carpet Leasing) programs:



     The convenient Automatic Payment Program electronically withdraws every monthly payment from your checking account and applies it to your Ford Credit account. Instant Account Access is available on Ford Credit's website 24 hours a day (http://www.fordcredit.com). There are six different Extended Service Plans available, tailored to individual needs, providing additional coverage beyond the manufacturer's standard limited warranty. Ford Credit's Customer Service Center puts the resources of a global company at your disposal no matter where you are. The Customer Service Center is open Monday through Saturday, 7:00 a.m. to 8:00 p.m. (Central
     Time).

   That's real, genuine service that puts you, the customer, first!




   Ford Credit offers investment services, too. The Ford Money Market Account is a fine example. Sixty thousand families invest their money in this account. And why? Because the Ford Money Market Account provides an above-average return, easy access, and outstanding convenience. You can receive a prospectus and enroll by calling 1-800-462-2614, or enroll on-line.




   Enjoy the many benefits of Ford Credit. Ford Credit makes applying for a loan simple. Your Ford, Lincoln or Mercury Dealer can complete your application. Or easier still, visit the Ford Credit website and make use of the convenient on-line AutoApply service, which lets you build a vehicle, request a quote, and even apply for credit. Go to: http://www.fordcredit.com

                                CUSTOMER SERVICE
                                     CENTER
                         YOU CAN REACH A SPECIALIST BY
                               CALLING TOLL-FREE:
                                 1-800-727-7000
                        FOR THE HEARING IMPAIRED, IT'S:
                                 1-800-727-7145

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